Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Amendment No. 1 to the Registration Statement on Form S-4 of Standard Financial Corp. of our report dated December 8, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report of Standard Financial Corp. for the year ended September 30, 2016.

We also consent to the reference to our firm under the caption “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ S.R. Snodgrass, P.C.

Cranberry Township, Pennsylvania

January 17, 2017

S.R. Snodgrass, P.C. • 2009 Mackenzie Way, Suite 340 • Cranberry Township, Pennsylvania 16066 • Phone: 724-934-0344 • Fax: 724-934-0345